                                                                  EXHIBIT (4)(c)

                                  ASSIGNMENT OF
                         NET OVERRIDING ROYALTY INTEREST
                         (SAN JUAN BASIN ROYALTY TRUST)

STATE OF NEW MEXICO                         )
                                            )ss.
COUNTIES OF SAN JUAN,                       )
RIO ARRIBA AND SANDOVAL                     )

         This Assignment of Net Overriding Royalty Interest (this "ASSIGNMENT") is made and entered into to be effective as of September 30, 2002, by and between BANK ONE, N.A., ("BANK ONE"), a national banking association organized under the laws of the United States, whose address is P.O. Box 2604, Fort Worth, Texas 76113, and TEXASBANK ("TEXASBANK"), a state bank organized under the laws of the State of Texas whose address is 2525 Ridgmar Blvd., Ft. Worth, Texas 76116.

                                    RECITALS

         A. Bank One is the successor-in-interest to The Fort Worth National Bank and is acting not in its individual corporate capacity but solely as Trustee under that certain San Juan Basin Royalty Trust Indenture (the "INDENTURE"), entered into as of November 1, 1980, between Southland Royalty Company and The Fort Worth National Bank.

         B. Bank One, as successor-in-interest to The Fort Worth National Bank, owns that net overriding royalty interest or "Royalty Interest" in the "Minerals" in the "Subject Lands" as these terms are defined in that Net Overriding Royalty Conveyance dated November 1, 1980, between Southland Royalty Company and The Fort Worth National Bank, (the "CONVEYANCE"), recorded as described in Schedule 1, attached hereto.

         C. TexasBank has succeeded Bank One effective as of September 30, 2002, as Trustee of the San Juan Basin Royalty Trust. Section 6.05 of the Indenture provides that immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the succeeded trustee shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds all of the Trust Estate held by it under the Indenture and all records and files in connection therewith.

         D. TexasBank has requested Bank One to assign to it all of Bank One's interests in the Royalty Interest under the Conveyance.

                                   ASSIGNMENT

         Now, therefore, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Bank One:

         1. Bank One hereby sells, assigns, transfers, grants, bargains, delivers and conveys to TexasBank all of Bank One's right, title and interest in
(a) the Royalty Interest and any other rights, title and interests held by Bank One under the Conveyance, including without limitation, any such right, title and interest in the Minerals in and under the Subject Lands as described in the Conveyance; and (b) the Trust Estate, as that term is defined in the Indenture.

         2. Bank One warrants title to the Royalty Interest from and against all persons claiming by, through and under Bank One, but not otherwise, and except for that warranty, this Assignment is made without warranty of any kind, express, implied or statutory.

         3. This Assignment is made with full substitution and subrogation of TexasBank in and to all covenants of warranty by others heretofore given or made with respect to the Royalty Interest or any part thereof or interest therein.

         4. This Assignment is being executed in several counterparts, all of which are identical. All of such counterparts shall constitute one and the same instrument.

         The Effective Date of this Assignment is 7:00 a.m. Mountain Daylight Time on September 30, 2002.

ATTEST:                                   BANK ONE, N.A.


 /s/ MARK DUNN                            By:  /s/ LEE ANN ANDERSON
---------------------------------------       ----------------------------------

ATTEST:                                   TEXASBANK


 /s/ MARY BETH SMITH                      By:  /s/ W.P. CRANZ
---------------------------------------       ----------------------------------


THE STATE OF TEXAS                          )
                                            )
COUNTY OF TARRANT                           )

         The foregoing instrument was acknowledged before me this 30 day of September, 2002 by Lee Ann Anderson, Vice President of Bank One, N.A., a national banking association, on behalf of said association.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 30 day of September, 2002.


                                   /s/ KELLY PURCELL
                                  ----------------------------------------------
                                  Notary Public in and for Tarrant County, Texas
My Commission Expires:
       5/14/05
------------------------------

THE STATE OF TEXAS                          )
                                            )
COUNTY OF TARRANT                           )

         The foregoing instrument was acknowledged before me this 30 day of September, 2002 by W.P. Cranz, Exec. Vice President of TexasBank, a state banking corporation, on behalf of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 30 day of September, 2002.

                                   /s/ KELLY PURCELL
                                  ----------------------------------------------
                                  Notary Public in and for Tarrant County, Texas
My Commission Expires:
      5/14/05
------------------------------



This instrument prepared by:
J. Scott Hall
Miller, Stratvert & Torgerson, P.A.
150 Washington Avenue, Suite 300
Santa Fe, New Mexico 87501
(505) 989-9614

                                                                  EXHIBIT (4)(C)


                                   SCHEDULE 1

Net Overriding Royalty Conveyance (San Juan Basin Royalty Trust) dated November 1, 1980.

         Jurisdiction                       Book & Page         Recording Date
         ------------                       -----------         --------------
San Juan County, New Mexico                   893/236          November 21, 1980
Rio Arriba County, New Mexico                  91/179          November 12, 1980
Sandoval County, New Mexico                   128/303          November 11, 1980

                                                                    Schedule 1-1